Exhibit 99.1

MabVax Therapeutics Holdings Provides Corporate Update and
Reports Second Quarter 2015 Financial Results

SAN DIEGO - August 10, 2015 - MabVax Therapeutics Holdings, Inc. (OTCQB: MBVX), a clinical-stage oncology drug development company, today provided a corporate update and reported financial results for the quarter ended June 30, 2015.

“We are reporting progress toward achieving our near-term drug development milestones and with our capital formation,” stated MabVax’s President and Chief Executive Officer David Hansen.  “We completed a $11.7 million equity financing led by OPKO Health, Inc., and its Chairman and Chief Executive Officer, biotech investor and entrepreneur Dr. Phillip Frost, which put MabVax in one of the best financial positions in our corporate history.  We finished the second quarter with approximately $7.2 million in cash and equivalents, including the release on June 30, 2015, of $3.5 million of funds from the equity financing to the Company that were being held in escrow by OPKO Health, Inc. and Frost Gamma Investment Trust. We believe that our current cash position is sufficient to support our near-term drug discovery and development efforts.”

“The encouraging results from our non-human primate safety study for HuMab 5B1 further support our plan to file two Investigational New Drug applications, or INDs, with the FDA by 2015 year-end and begin both clinical trials in the first quarter of 2016,” he added.  “The GMP manufacturing of our clinical supplies of HuMab 5B1-based product for both clinical trials is on track for delivery in the fourth quarter of this year.”

MabVax plans to initiate two complementary Phase I clinical trials in the first quarter of 2016.  One clinical trial is aimed at determining the safety and potential utility of HuMab 5B1 as a therapeutic agent in subjects with metastatic pancreatic cancer.  The second clinical trial is aimed at demonstrating the utility of 89Zr-HuMab 5B1, the Company’s radio-labeled HuMab 5B1 antibody, as a next-generation PET imaging agent for the diagnosis, staging, and management of pancreatic cancer.

Second Quarter and Recent Highlights

Significant financing transaction with a leading investor – April 10, 2015 – closed on approximately $11.7 million in a private placement led by OPKO Health, Inc. and its Chairman and CEO Dr. Phillip Frost.  On June 30, 2015, OPKO Health, Inc. and Frost Gamma Investment Trust investments in the aggregate of $3.5 million associated with the financing were released from escrow.

Encouraging results of non-human primate toxicology study – On May 5, 2015, announced results from non-GLP toxicology testing of HuMab 5B1 antibody completed by a leading independent contract research organization.  These results detailed that the antibody, administered in either a single dose or repeated doses, produced no significant adverse findings even at the highest dosage levels tested. Non-human primates in this acute dose range finding study were challenged with multiple dose levels to assess drug pharmacokinetics, as well as with repeated doses of the antibody to identify any adverse toxicology signals.  These studies were conducted in the most relevant animal models with material produced by the Company’s GMP manufacturing partner.  The antibody as tested is representative of the clinical supply material scheduled for delivery later this year for the planned Phase I clinical trials.

Rockefeller University Collaboration – In July 2015, entered into a research collaboration agreement to supply Rockefeller University's Laboratory of Molecular Genetics and Immunology with antibody material to explore the mechanism of action of constant region (Fc) variants of the HuMab 5B1 in the role of tumor clearance.  The Company will supply additional research materials as requested by the university, which is evaluating ways to optimize the function.

Second Quarter 2015 Financial Results

•	Grant revenues totaled approximately $137,000.
•	Research and development expenses were $2.3 million.
•	General and administrative expenses totaled approximately $4.2 million.
•	Net loss for the quarter was $6.4 million, or $0.29 per share, on approximately 25.2 million shares of common stock outstanding.
•	Completed $11.7 million financing including the release of $3.5 million in funds held in escrow.
•	At June 30, 2015, cash and cash equivalents totaled $7.2 million.

About HuMab 5B1

In pre-clinical research, MabVax's HuMab 5B1 antibody has demonstrated high specificity, affinity and lack of cross-reactivity with closely related antigens.  The antibody has also shown potent cancer cell killing capacity and efficacy in animal models of pancreatic, colon and small cell lung cancer. When combined with a radio-label as a novel PET imaging agent, 89Zr-HuMab 5B1 has demonstrated high image resolution of tumors in established xenograft animal models, making it attractive as a potential companion diagnostic for the therapeutic product.

About MabVax

MabVax Therapeutics Holdings, Inc. is a clinical-stage oncology drug development company focused on the development of human antibody-based products and vaccines to address unmet medical needs in the treatment of cancer.  MabVax has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been immunized against targeted cancers with the Company's proprietary vaccines.  MabVax is preparing to initiate two Phase I clinical trials of HuMab 5B1 – one for the diagnosis, and the other for the treatment, of metastatic pancreatic cancer in the first quarter of 2016.  MabVax has the exclusive license to therapeutic vaccines from Memorial Sloan Kettering Cancer Center.  MabVax has two cancer vaccines targeting recurrent sarcoma and ovarian cancer in proof of concept Phase II multi-center clinical trials, and a vaccine targeting neuroblastoma that will be ready for Phase II clinical trial in late 2015. Additional information about the Company is available at www.mabvax.com.

Forward Looking Statements

This press release that provides a corporate update and financial results for the three and six month periods ended June 30, 2015, contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the Company's development pipeline and status of financial resources subsequent to the end of the quarter.  We have no assurance that all of the product development pipeline will be fully developed by the Company.   Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties.  Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2014, as amended and supplemented from time to time and  the Company's Quarterly Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov.  The parties do not undertake any obligation to update forward-looking statements contained in this press release.
Investor Contacts:

Jody Cain
Senior Vice President
LHA
310-691-7100
jcain@LHAI.com

OR

Robert B. Prag, President	Scott Wilfong, President
The Del Mar Consulting Group, Inc.	Alex Partners, LLC
858-794-9500	425-242-0891
bprag@delmarconsulting.com	scott@alexpartnersllc.com

MabVax Therapeutics Holdings, Inc.
Condensed Consolidated Balance Sheets
	June 30,	December 31,
	2015	2014 (1)
	(Unaudited)
Assets
Cash and cash equivalents	$7,183,528	$1,477,143
Grants receivable	136,616	84,344
Prepaid expenses and other current assets	241,888	349,304
Property and equipment, net	82,407	57,053
Goodwill	6,826,003	6,826,003
Other non-current assets	11,017	11,017
Total assets	$14,481,459	$8,804,864
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity
Accounts payable and accrued liabilities	$2,935,540	$2,873,663
Warrant liability	-	92,463
Total current liabilities	2,935,540	2,966,126

Series B redeemable convertible preferred stock	-	1,838,025
Stockholders' equity:
Series A-1 convertible preferred stock	-	4,029,576
Series C convertible preferred stock	-	966
Series D convertible preferred stock	1,981	-
Series E convertible preferred stock	333	-
Common stock	252,255	28,029
Additional paid-in capital	62,630,665	24,492,450
Accumulated deficit	(51,339,315)	(24,550,308)
Total stockholders' equity	11,545,919	4,000,713
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$14,481,459	$8,804,864

(1)	The Condensed Consolidated Balance sheet data has been derived from the audited financial statements as of that date.

MabVax Therapeutics Holdings, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Grant revenues	$136,616	$62,440	$376,156	$157,340

Operating costs and expenses:
Research and development	2,325,637	1,243,179	4,051,530	1,637,416
General and administrative	4,206,512	1,252,850	5,187,101	1,926,172
Total operating costs and expenses	6,532,149	2,496,029	9,238,631	3,563,588
Loss from operations	(6,395,533)	(2,433,589)	(8,862,475)	(3,406,248)
Interest and other income (expense)	-	(25)	(184)	(264)
Change in fair value of warrant liability	-	-	19,807	-
Net loss	(6,395,533)	(2,433,614)	(8,842,852)	(3,406,512)
Deemed dividend on Series A-1 preferred stock	-	-	(9,017,512)	(2,214,911)
Deemed dividend on Series A-1 warrant	-	-	(179,411)	-
Deemed dividend on Series B preferred stock	-	-	(8,655,998)	-
Accretion of preferred stock dividends	-	(61,830)	(93,234)	(93,764)
Net loss allocable to common stockholders	$(6,395,533)	$(2,495,444)	$(26,789,007)	$(5,715,187)
Basic and diluted net loss per share	$(0.29)	$(9.08)	$(2.14)	$(21.60)
Shares used to calculate basic and diluted net loss per share	21,695,404	274,969	12,529,921	264,651